Exhibit 99.1

January 11, 2010	FOR IMMEDIATE RELEASE
Zareba Systems, Inc. Announces Merger Agreement with Woodstream Corporation;
Zareba Shareholders to Receive $9.00 Cash Per Share
Minneapolis — Zareba Systems, Inc. (NASDAQ:ZRBA) announced today that it has signed a definitive agreement to merge with a subsidiary of Woodstream Corporation, a Pennsylvania corporation. Woodstream is majority owned by private equity firms Brockway Moran & Partners, Inc. and Code Hennessy & Simmons LLC.
Under the terms of the agreement, a newly-formed subsidiary of Woodstream will merge with and into Zareba, Zareba will become a wholly-owned subsidiary of Woodstream, and Zareba shareholders will receive $9.00 in cash for each outstanding share of Zareba common stock. This price represents a premium of approximately 100% over the closing price of Zareba stock on January 11, 2010. Zareba’s board of directors and a special committee of Zareba’s disinterested directors have unanimously approved the agreement and the merger. The merger is expected to be completed in the first half of 2010 and is subject to Zareba shareholder approval and other customary closing conditions. A special meeting of Zareba shareholders will be announced following preparation and filing of proxy materials with the Securities and Exchange Commission.
“Our board thoroughly explored strategic alternatives for enhancing shareholder value and determined that this transaction with Woodstream represents an excellent value to our shareholders,” stated Zareba President and Chief Executive Officer Dale Nordquist. “Furthermore, our complementary product offerings and market strengths will also result in the substantial utilization of our existing operations and employees going forward.”
“Zareba’s and Woodstream’s Fi-Shock product offerings are highly complementary and when combined will result in an impressive portfolio of products, brands and intellectual property” stated Woodstream President and Chief Executive Officer Harry E. Whaley. “Zareba’s operations will significantly enhance our operating capabilities and allow us to better serve the needs of our customers around the world.”
Greene Holcomb & Fisher LLC acted as financial advisor, and Fredrikson & Byron, P.A. served as legal advisor, to Zareba. William Blair & Company LLC acted as financial advisor, and Faegre & Benson LLP served as legal advisor, to Woodstream.
About Zareba Systems, Inc.
Zareba Systems, Inc., a Minnesota corporation since 1960, is the world’s leading manufacturer of electronic perimeter fence and security systems for animal and access control. The Company’s corporate headquarters is located in Minneapolis, with manufacturing facilities in Ellendale, Minn. Its Zareba Systems Europe subsidiary owns Rutland Electric Fencing Co., the largest manufacturer of electric fencing products in the United Kingdom. The corporate web site is located at www.ZarebaSystemsInc.com.
# # #

About Woodstream Corporation
Woodstream Corporation, a Pennsylvania corporation since 1902, is a designer, manufacturer and marketer of a broad range of branded consumer products with facilities in Canada, Colorado, Missouri, Pennsylvania, Tennessee and China. The Company’s product portfolio includes wild bird feeders, organic pest controls, rodent and wild animal control equipment, lawn & garden décor products and animal training and containment products marketed under a variety of brands including Victor®, Fi-Shock®, Safer Brand®, Perky Pet®, Mosquito Magnet® and Havahart®. Woodstream’s products are sold at more than 100,000 retail locations throughout the United States and internationally. The corporate web site is located at www.woodstreamcorp.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release include statements about future financial and operating results and the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Zareba does not receive required shareholder approval or fails to satisfy other conditions to closing, the transaction will not be consummated. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Zareba shareholders to approve the proposed merger; and failure of other conditions to closing of the merger to be satisfied. All forward-looking statements included in this press release are based on information available to Zareba on the date hereof. Zareba undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to update reasons why actual results could differ from those anticipated in such forward-looking statements.
Additional Information
Zareba intends to file a proxy statement and other relevant documents concerning the proposed transaction with the SEC. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANIES AND THE PROPOSED TRANSACTION.
# # #

Zareba’s officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the shareholders of Zareba with respect to the transactions contemplated by the merger agreement. Information regarding Zareba’s directors and executive officers is contained in Zareba’s Annual Report on Forms 10-K and 10-K/A for the fiscal year ended June 30, 2009, which are filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation, and their direct or indirect interests, by securities holdings or otherwise, which interests may be different from those of Zareba’s shareholders generally, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction. Each of these documents is, or will be, available free of charge at the website maintained by the SEC at www.sec.gov, and at Zareba’s website, www.zarebasystemsinc.com.
Contact:
Jeff Mathiesen
763-551-1125